________________________________________________


                   SUBSIDIARY SECURITY AND PLEDGE AGREEMENT


                                     among


                   THE CORPORATIONS LISTED ON THE SIGNATURE
                                 PAGES HEREOF


                                      and


                   UNITED STATES TRUST COMPANY OF NEW YORK,
                              as Collateral Agent




                            Dated as of May 9, 1995

               ________________________________________________





                               TABLE OF CONTENTS

                                                              Page

1.   Definitions                                                1

2.   Creation of Security Interest, etc.                       11

3.   Representations and Warranties                            13
     3.1    Validity, Perfection and Priority                  13
     3.2    No Liens; Other Financing Statements               14
     3.3    Chief Executive Office                             15
     3.4    Location of Inventory and Equipment                15
     3.5    Fair Labor Standards Act                           15
     3.6    Tradenames; Prior Names                            15
     3.7    Certificate of Title                               15
     3.8    Pledged Securities                                 16
     3.9    Receivables                                        17
     3.10   Intellectual Property                              17

4.   Covenant                                                  19
     4.1    Books and Records                                  19
     4.2    Further Assurances                                 20
     4.3    Change of Chief Executive Office                   20
     4.4    Change of Location of Inventory and Equipment      21
     4.5    Change of Name; Identity or Corporate Structure    22
     4.6    Subsequently Acquired Pledged Securities, etc.     22
     4.7    Delivery of Instruments                            23
     4.8    Delivery of Chattel Paper                          23
     4.9    Right of Inspection                                23
     4.10   Insurance                                          24
     4.11   Warehouse Receipts Non-negotiable                  27
     4.12   Motor Vehicles                                     27
     4.13   Compliance with Laws                               28
     4.14   Payment of Obligations                             28
     4.15   No Impairment                                      28
     4.16   Negative Pledge                                    28
     4.17   Limitations on Dispositions of Collateral          29
     4.18   Maintenance of Equipment                           29
     4.19   Provisions Regarding Receivables                   29
     4.20   Intellectual Property                              31
     4.21   Notice                                             32
     4.22   Performance by Collateral Agent of Company's
             Obligations; Reimbursement                        32

5.   Appointment of Sub-Agents                                 33

6.   Voting, etc.                                              33

7.   Payments and Other Distributions                          34

8.   Collateral Account                                        35
     8.1    Collateral Account                                 35
     8.2    Deposit of Proceeds                                35
     8.3    Investment of Balance in Collateral Account        36

9.   Power of Attorney                                         36
     9.1    Collateral Agent's Appointment as Attorney-in-Fact 36

10.  Remedies                                                  39
     10.1   Rights and Remedies Generally                      39
     10.2   Proceeds                                           40
     10.3   Direct Companies to Dispose of Collateral          41
     10.4   Collateral Account                                 42
     10.5   Possession of Collateral                           42
     10.6   Disposition of the Collateral                      43
     10.7   Voting of Pledged Securities etc.                  44
     10.8   Registration Rights; Private Sales                 45
     10.9   Provisions Regarding Receivables                   47
     10.10  Recourse                                           48
     10.11  Expenses; Attorneys' Fees                          48
     10.12  Preventing Impairment of the Collateral            48
     10.13  Limitation on Duties Regarding Preservation of
               Collateral                                      49
     10.14  Waiver of Claims                                   49
     10.15  Discontinuance of Proceedings                      51
     10.16  Intellectual Property License                      51

11.  Additional Collateral; etc.                               51

12.  Compensation and Indemnification                          52
     12.1   Compensation                                       52
     12.2   Indemnity, etc.                                    52
     12.3   Indemnity Obligations Secured by Collateral;
             Survival                                          54

13.  Governing Law; Submission to Jurisdiction                 54

14.  Limitation of Liability                                   55

15.  Notices                                                   55

16.  Successors and Assigns                                    56

17.  Waivers and Amendments                                    56
18.  No Waiver; Remedies Cumulative                            56

19.  Termination; Release                                      56

20.  Counterparts                                              57

21.  Headings Descriptive                                      57

22.  Marshalling                                               57

23.  Severability                                              57

24.  Survival                                                  58

25.  Powers Coupled with an Interest                           58

26.  Authority of Collateral Agent                             58

27.  Waiver                                                    58

28.  Obligations Absolute                                      58

29.  Limitation on Secured Party Rights                        59




                   SUBSIDIARY SECURITY AND PLEDGE AGREEMENT


          THIS SUBSIDIARY SECURITY AND PLEDGE AGREEMENT, dated as of May 9, 1995 is entered into among EACH OF THE CORPORATIONS LISTED ON THE SIGNATURE PAGES HEREOF (each, together with its permitted successors and assigns, a "Company", and collectively, the "Companies"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as collateral agent (together with its successors and assigns, the "Collateral Agent").

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

          1. Definitions. Unless the context hereof clearly requires otherwise:

               (a) words and terms defined in the Indenture and not defined herein shall have the same meanings herein as therein provided; and

               (b) the following words and terms shall have the following meanings:

          "Account Debtor" shall mean the person who is obligated on a Receivable.

          "Accounts" shall mean "accounts" as such term is defined in Section 9-106 of the UCC.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "Chattel Paper" shall mean "chattel paper" as such term is defined in
Section 9-105(b) of the UCC.

          "Collateral" shall have the meaning assigned to it in Section 2 hereof.

          "Collateral Account" shall mean the collective reference to one or more accounts (which may be securities accounts) established and maintained pursuant to Section 8 of this Security Agreement by the Collateral Agent, entitled "Terex Corporation Subsidiary Collateral Account, United States Trust Company of New York, as collateral agent, secured party" (with such other designation the Collateral Agent may add thereto), and all funds, securities and other property or other items from time to time credited to such accounts and all interest, income and distributions thereon.
          "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise agreements that prohibit assignment or disclosure of such items.

          "Congress Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of May 9, 1995, between Congress Financial Corporation and Foothill Capital Corporation, individually and as Revolving Loan Agent, and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time.

          "Copyright Licenses" means, with respect to any Company, all of such Company's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Copyrights (whether such Company is licensee or licensor thereunder) including, without limitation, each agreement referred to under such Company's name in Item B of Schedule VI.

          "Copyrights" means, with respect to any Company, all of such Company's right, title, and interest in and to all United States and foreign copyrights and all semiconductor chip product mask works, whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the copyright and mask work registrations and applications referred to under such Company's name in Item A of Schedule VI, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitations, license, royalties, income, payments, claims, damages, and proceeds of suit.

          "Distributions" shall mean all dividends, distributions, payments of interest and principal and other amounts (whether consisting of cash, securities, personalty or other property) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any of the Pledged Securities.

          "Documents" shall mean "documents" as such term is defined in Section 9-105(f) of the UCC.

          "Equipment" shall mean "equipment" as such term is defined in Section 9-109(2) of the UCC and shall include, without limitation and in any event, all machinery, manufacturing and assembly equipment, data processing equipment, motor vehicles not constituting Inventory of each Company, computers, office equipment, furniture, appliances, tools, dies and material handling equipment.

          "Exempt Instruments" shall have the meaning provided in Section 3.8(b) of this Security Agreement.

          "Existing Notes" shall mean the collective reference to each promissory note and Instrument identified on Schedule II hereto.

          "Fixtures" shall mean "fixtures" as such term is defined in Section 9-313 of the UCC.

          "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation and in any event, rights to the payment of money, Trademarks, Copyrights, Patents, and contracts, licenses and franchises (except in the case of licenses and franchises in respect of which any Company is the licensee or franchisee if, and for so long as, the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest therein), limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102(1)(a) of the UCC) and uncertificated securities (as defined in Section 8-102(1)(b) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

          "Hedging Agreements" shall mean interest rate, currency or commodity protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate, currency or commodity exchange agreements or other interest rate, currency or commodity hedging arrangements.

          "Indenture" shall mean that certain Indenture, dated as of the date hereof, among Terex, the Guarantors named therein and the Trustee, as the same may be amended, modified, supplemented or restated from time to time.

          "Instruments" shall mean "instruments" as such term is defined in
Section 9-105(1)(i) of the UCC.

          "Insurance Policies" shall mean insurance policies procured by or on behalf of any Company relating to the Collateral identified in clauses (i) through (xvi), inclusive, and (xviii) of Section 2 hereof.

          "Intellectual Property Collateral" means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, and the Trade Secrets Collateral.

          "Inventory" shall mean "inventory" as such term is defined in Section 9-109(4) of the UCC, including without limitation and in any event, all goods (whether such goods are in the possession of any Company or of a lessee, bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any Company's or any of its Subsidiaries' business.

          "Majority Holders" shall mean the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes.

          "Mortgaged Property" shall mean all property and assets in which a Lien is granted under the Mortgages.

          "Non-located Assets" shall have the meaning provided in Section 4.4 of this Security Agreement.

          "Patent Licenses" means, with respect to any Company, all of such Company's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Patents (whether such Company is licensee or licensor thereunder) including, without limitation, each agreement referred to under such Company's name in Item D of Schedule VI.

          "Patents" means, with respect to such Company, all of such Company's right, title, and interest in and to all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to under such Company's name in Item C of Schedule VI, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, license, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past infringements of any of the foregoing.

          "Permitted Liens" shall mean the Liens permitted pursuant to Section
4.12 of the Indenture.

          "Permitted Working Capital Financers" shall mean those Persons providing financing to any Company permitted pursuant to Section 4.9(b)(i) of the Indenture which is secured by Liens on all or part of the Working Capital Collateral of such Company permitted pursuant to Section 4.12(i) of the Indenture.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pledged Securities" shall mean the collective reference to (i) all shares of capital stock of any corporation, and all ownership and equity interests in any other Person, from time to time owned by any Company or options or rights to acquire any such shares or interests now or hereafter owned by any Company, including, without limitation, the capital stock and interests identified on Schedule II hereto; provided, however, that the capital stock of PPM Far East Pte. Ltd., a Singapore company, Clark Material Handling of Canada, Ltd., a Canadian company, and Samsung-Clark Co., Ltd., a Korean company (each, a "Subject Company") shall not constitute Pledged Securities of the owner thereof until and unless such Subject Company shall become a Material Subsidiary, (ii) all promissory notes and other Instruments now or hereafter owned by any Company, all security therefore and all rights of any Company under any and all documents or agreements pursuant to which any such promissory note or other such Instrument is secured, (iii) all Distributions on Pledged Securities (as constituted immediately prior to such Distribution) constituting securities (whether debt or equity securities or otherwise), (iv) all other or additional stock, notes, securities or property (including cash) paid or distributed in respect of Pledged Securities (as constituted immediately prior to such payment or distribution) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement and (v) all other or additional stock, notes, securities or property (including cash) that may be paid in respect of Pledged Securities (as constituted immediately prior to such payment) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of Pledged Securities.

          "Proceeds" shall mean "proceeds" as such term is defined in Section 9-306(1) of the UCC.

          "Purchase Agreement" shall mean that certain Purchase Agreement, dated as of the date hereof, among Terex, certain Subsidiaries of Terex and each of the purchasers signatory thereto, as the same may be amended, modified, supplemented or restated from time to time.

          "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

          "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Company or any computer bureau or agent from time to time acting for any Company or otherwise and (c) all credit information, reports and memoranda relating thereto.

          "Security Agreement" shall mean this Subsidiary Security and Pledge Agreement, as the same may be amended, modified, supplemented or restated from time to time.

          "Secured Obligations" shall mean all obligations, liabilities (including, without limitation, contingent obligations) and indebtedness of every nature of Terex, any Company or any of their respective Subsidiaries to the Secured Parties now existing or hereafter incurred, arising under or in connection with the Collateral, the Mortgaged Property or the Transaction Collateral or this Security Agreement, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Mortgages or the other Transaction Security Documents, and shall include, interest on the Notes accruing after the filing of any petition under the Bankruptcy Code at the default rate applicable under the Indenture.

          "Secured Parties" shall mean the collective reference to the Collateral Agent, the Trustee and each Holder.

          "Subordination Agreement" shall have the meaning provided in Section 2(b) of this Security Agreement.

          "Subject Terex Chattel Paper" shall mean Chattel Paper constituting Terex Collateral and representing Receivables that has not been delivered to, or is not being held by Terex subject to the Lien of, a Permitted Working Capital Financer as security.

          "Subject Terex Instruments" shall mean Instruments constituting Terex Collateral and representing Receivables that have not been delivered to a Permitted Working Capital Financer as security.

          "Subsidiary" of any Person shall mean (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) a partnership in which such Person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

          "Terex" shall mean Terex Corporation, a Delaware corporation, and its successors and assigns.

          "Terex Collateral" shall mean "Collateral" as defined in the Terex Security Agreement.

          "Terex Security Agreement" shall mean that certain Security and Pledge Agreement dated as of the date hereof between Terex and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time.

          "Trademark Licenses" means, with respect to any Company, all of such Company's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Trademarks (whether such Company is licensee or licensor thereunder) including, without limitation, each agreement referred to under such Company's name in Item F of Schedule VI.

          "Trademarks" means, with respect to any Company, all of such Company's right, title, and interest in and to all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to under such Company's name in Item E of Schedule VI, all extensions or renewals of any of the foregoing; all of the goodwill of the business connected with the use of and symbolized by the foregoing; the right to sue for past infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and proceeds of suit.

          "Trade Secrets Collateral" means, with respect to any Company, all of such Company's right, title, and interest in and to trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Company (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, all licenses of Trade Secrets including, without limitation each such license referred to under such Company's name in Item G of
Schedule VI, the right to sue for past infringement or dilution of any Trade Secret, and all proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and proceeds of suit.

          "Transaction Collateral" shall mean the collective reference to "Collateral" as defined in each of the Transaction Security Documents.

          "Transaction Security Documents" shall mean the Terex Security Agreement and each other document, instrument and agreement executed or delivered by Terex, any Company or any Subsidiaries from time to time pursuant to which Terex or any such Company or Subsidiary shall grant a Lien on any of its properties or revenues in favor of any Secured Party to secure any of the Secured Obligations, as each such document, instrument or agreement may be amended, modified, supplemented or restated from time to time.

          "Trustee" shall mean United States Trust Company of New York, as trustee under the Indenture, and any successor trustee thereunder.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Working Capital Collateral" shall mean, with respect to each Company, those assets, properties and rights of such Company identified on
Schedule VII hereto.

               (c) All terms defined in the UCC and not otherwise defined herein shall have the meanings assigned to them in the UCC.

          2.  Creation of Security Interest, etc.

               (a) As security for the prompt and complete payment and performance in full of all the Secured Obligations, each Company hereby assigns, pledges, transfers and delivers to the Collateral Agent for the benefit of itself and the other Secured Parties and grants to the Collateral Agent for the benefit of itself and the other Secured Parties a security interest in and continuing lien on all of such Company's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):

               (i)  all Inventory;

               (ii)  all Accounts;

               (iii)  all Pledged Securities;

               (iv)  all Equipment;

               (v)  all Distributions;

               (vi)  the Collateral Account;

               (vii)  all Collateral Records;

               (viii)  all Documents;

               (ix)  all Fixtures;

               (x)  all Chattel Paper;

               (xi)  all General Intangibles;

               (xii)  all Hedging Agreements;

               (xiii)  all Instruments;

               (xiv)  all Receivables;

               (xv)  all Receivables Records;

               (xvi)  all Intellectual Property Collateral;

               (xvii)  all Insurance Policies; and

               (xviii) all accessions and additions to, all substitutions and replacements for, and all Proceeds or products of, any or all of the foregoing;

provided, however, that Collateral Agent shall not have any security interest in, or Lien on, any Equipment or Fixtures acquired by any Company with the proceeds of Purchase Money Obligations permitted under the terms of the Indenture, which Equipment or Fixtures are subject to Purchase Money Liens permitted under the terms of the Indenture, if, and for so long as, the agreements governing the terms of such Purchase Money Obligations and Purchase Money Liens prohibit the grant by such Company of such security interests and Liens on the assets so acquired. If the agreements governing the terms of any permitted Purchase Money Obligations and Purchase Money Liens prohibit the grant by such Company of security interests and Liens on the assets so acquired, the Collateral Agent shall (at the request and sole expense of any Company) execute and deliver to the Person holding such Purchase Money Liens on Equipment or Fixtures, partial releases on Form UCC-3 (or comparable form), which partial releases shall provide that the Collateral Agent shall have no security interests or Liens on the Equipment or Fixtures subject to such Purchase Money Liens but only for so long as (i) such Purchase Money Obligations are outstanding and (ii) such agreements prohibits the grant by such Company of such security interests and Liens.

               (b) Notwithstanding anything contained herein to the contrary, the Collateral Agent on behalf of the Secured Parties hereby acknowledge that the Lien of the Secured Parties in Working Capital Collateral, shall be junior and subordinate in priority to any Liens in Working Capital Collateral of any Company granted by such Company to Permitted Working Capital Financers. The Collateral Agent is authorized to enter into the Congress Intercreditor Agreement and any other intercreditor or subordination agreement necessary or appropriate to effectuate and be consistent with the foregoing (each such agreement being a "Subordination Agreement").

          3. Representations and Warranties. Each Company jointly and severally represents and warrants to the Collateral Agent and the other Secured Parties, which representations and warranties shall survive the execution and delivery of this Security Agreement, as follows:

          3.1  Validity, Perfection and Priority.

               (a) The security interests in the Collateral granted to the Collateral Agent for the benefit of itself and the other Secured Parties hereunder constitute valid and continuing security interests in the Collateral.

               (b) Upon (i) the filing of financing statements naming the appropriate Company as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth under each Company's name on Schedule I hereto, (ii) to the extent not subject to Article 9 of the Applicable UCC, the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable patent, trademark and copyright registries and the registration of all Copyrights, (iii) upon the delivery by the appropriate Company of certificates and instruments evidencing all of the Pledged Securities identified under each Company's name on Schedule II hereto, indorsed in blank or accompanied by undated stock powers duly executed in blank, as the case may be, with respect thereto and (iv) the consummation of all transactions, and the taking of all actions required under the Security Documents with respect to the perfection of security interests in Pledged Securities consisting of equity securities issued by Persons not organized in the United States or any State thereof, the security interests in the Collateral granted to the Collateral Agent for the benefit of itself and the other Secured Parties hereunder will constitute perfected security interests therein superior and prior to all Liens (other than Permitted Liens), rights or claims of all other Persons.

          3.2  No Liens; Other Financing Statements.

               (a) Except for the Lien granted to the Collateral Agent hereunder for the benefit of itself and the other Secured Parties, the Companies own and, as to all Collateral whether now existing or hereafter acquired will continue to own, each item of the Collateral free and clear of any and all Liens (other than Permitted Liens), rights and claims, and each Company shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or any other Secured Parties other than holders of Permitted Liens on the Collateral entitled to priority therein under applicable law.

               (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file and is effective in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Collateral Agent hereunder, (ii) financing statements for which proper, executed termination statements have been delivered to the Collateral Agent for filing and (iii) financing statements filed in connection with Permitted Liens.

          3.3 Chief Executive Office. The chief executive office of each Company is located opposite such Company's name on Schedule III hereto. The originals of the Receivables Records and all Collateral Records of each Company are located at the locations identified under the name of such Company on
Schedule III as such or at the chief executive office of such Company. All Receivables are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from the chief executive office or the offices identified on Schedule III as such.

          3.4 Location of Inventory and Equipment. All Inventory and Equipment (other than Non-located Assets with an aggregate book value (together with the aggregate book value of all Non-located Assets (as defined in each of the other Transaction Security Documents)) not in excess of $10 million) now or from time to time included in the Collateral is kept only at (or shall be in transit to) the locations listed on Schedule III and IV hereto. None of such Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or other Person, except as set forth on Schedule IV hereto.

          3.5 Fair Labor Standards Act. Any goods now or hereafter produced by each Company included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          3.6 Tradenames; Prior Names. The only names under which any Company has conducted business during the last five years are as set forth under such Company's name on Schedule V hereto.

          3.7 Certificate of Title. There is no property of any Company the title to which is governed by a certificate of title or ownership other than
(i) motor vehicles which constitute Inventory of the Companies and (ii) motor vehicles which constitute Equipment of the Companies and (to the extent that failure to have accomplished the same would render the representation contained in the first sentence of Section 3.4 hereof incorrect) with respect to which the Lien of the Collateral Agent is duly noted on the certificate of title issued with respect to such motor vehicles.

          3.8 Pledged Securities. (a) Each Company is the legal, record and beneficial owner of, and has good title to, the Pledged Securities listed under such Company's name on Schedule II hereto and such Pledged Securities are not subject to any put, call, option or other right in favor of any other Person whatsoever, (b) except as disclosed on Schedule 3.8 hereto, the Pledged Securities listed under each Company's name on Schedule II hereto constitutes all of the capital stock owned legally or beneficially by such Company of any corporation organized under the laws of the United States or any State thereof and all of the ownership and equity interests owned legally or beneficially by such Company of any other business entity organized under the laws of the United States or any State thereof and all promissory notes and other Instruments in which such any Company has a legal or beneficial ownership interest on the date hereof (other than Instruments constituting Working Capital Collateral that have been delivered to a Permitted Working Capital Financier and other Instruments in a principal amount, individually or in the aggregate, not required to be delivered to the Collateral Agent pursuant to
Section 4.7 hereof (collectively, "Exempt Instruments")), (c) except as set forth on Schedule II hereto, no Company has any options or other rights to acquire any capital stock or other ownership or equity interests of any other Person, (d) no Company is a party to or bound by any agreement with any other Person (including, without limitation, any Subsidiary or any other stockholder of any Subsidiary) which restricts the ability of such Company to vote, transfer or dispose of any Capital Stock owned by such Company or any of the other Pledged Securities, (e) no consent of any other Person (including, without limitation, any Subsidiary of any Company or any other stockholder of any such Subsidiary) is required to be obtained by any Company in connection with the pledge by such Company of any of the Pledged Securities or the consummation of the other transactions contemplated hereby, including, without limitation, the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement with respect to the Pledged Securities or the remedies in respect of the Pledged Securities provided pursuant to this Security Agreement, (f) all of the Pledged Securities listed on Schedule II have been duly and validly issued, and are fully paid and nonassessable and (g) each of the Existing Notes (i) evidences bona fide indebtedness of the issuer thereof to such Company, (ii) is not subject to any offset for counterclaim and
(iii) is enforceable against the maker thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

          3.9  Receivables.

               (a) Each Receivable (i) is and will be the genuine, legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is and will be in full force and effect and is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except (x) with respect to refunds, returns and allowances in the ordinary course of business and (y) to the extent that such Receivable may not yet have been earned by performance) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign.

               (b) No Receivables in excess of $250,000 individually or $2,000,000 in the aggregate (together with Receivables represented by Instruments not delivered to the Collateral Agent pursuant to the terms of any other Transaction Security Document) are evidenced by any Instrument which has not been delivered to the Collateral Agent or a Permitted Working Capital Financier.

               (c) The representations and warranties contained in this Section shall be deemed to be repeated by each Company as of the time when each Receivable arises.

          3.10  Intellectual Property.  Except as disclosed in Item H of
Schedule VI, as of the date hereof:

               (a) all Intellectual Property Collateral material to the business of each Company is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

               (b) to the best of each Company's knowledge, all Intellectual Property Collateral material to the business of such Company is valid and enforceable;

               (c) all Trademark, Patent and Copyright registrations and applications of each Company are (except as disclosed on items A, C or E of Schedule VI hereof) standing in the name of such Company, and none of the Trademarks, Patents, Copyrights or Trade Secret Collateral material to the business of any Company has been licensed by such Company to any affiliate or third party, except as disclosed in Items B, D, F and G of Schedule VI;

               (d) each Company has been using appropriate statutory notice of registration in connection with its use of registered Trademarks material to the business of such Company, proper marking practices in connection with the use of Patents material to the business of such Company and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Company;

               (e) each Company is the exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property Collateral material to the business of such Company (subject only to Permitted Liens and the licenses and other disclosures identified in Items B, D, F and G of Schedule VI) and, to the best of each Company's knowledge, no claim has been made that the use of such Intellectual Property Collateral violates the asserted rights of any third party;

               (f) to the best of each Company's knowledge, the conduct of each Company's business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party and, to the best of each Company's knowledge, no third party is infringing upon any Intellectual Property Collateral;

               (g) no holding, decision, or judgment has been rendered in any action or proceeding challenging the validity of or any Company's rights to use any Intellectual Property Collateral and no such action or proceeding is pending or, to the best of any Company's knowledge, threatened;

               (h) each Company has performed all acts and has paid all required fees and taxes to maintain each and every registration and application of Intellectual Property Collateral material to the business of such Company in full force and effect;

               (i) each Company owns or has valid rights to use, all patents, trademarks, trade secrets, copyrights, and similar intellectual property rights material to the business of such Company and used in the conduct of such Company's business; and

               (j) Schedule VI set forth, under the name of each Company, (i) all United States, state and foreign registrations of and applications for Patents, Trademarks and Copyrights of such Company and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of such Company.

          4. Covenants. The parties agree that the following provisions shall be applicable to each Company and the Collateral, and each Company jointly and severally covenants and agrees that at all times during the term of this Security Agreement and until the Secured Obligations have been full and finally paid.

          4.1  Books and Records.

               (a) Each Company shall keep accurate and complete books and records concerning each category of the Collateral, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith. Each Company shall, at any time that Chattel Paper and Receivables are not pledged to a Permitted Working Capital Financier, legend, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper and Receivables Records with an appropriate reference to the fact that the Chattel Paper and all other Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.


               (b) Each Company shall furnish to the Collateral Agent at such times and in such form and substance as the Collateral Agent may reasonably request, but in any event within ten business days after the occurrence of an Event of Default and at least every 30 days thereafter during the continuance of such Event of Default, information reasonably adequate to enable the Collateral Agent to identify the Collateral and determine the amount and value thereof, including, without limitation, the location, cost, net book value and fair market value of Collateral.

          4.2 Further Assurances. At any time and from time to time, upon the reasonable request of the Collateral Agent, and at the sole expense of the affected Company, each Company shall promptly do all such further things and duly execute and deliver any and all such further conveyances, assignments, agreements, instruments, endorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as the Collateral Agent may reasonably deem necessary in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted or in order to assure and confirm unto the Collateral Agent the Collateral Agent's rights, powers and remedies hereunder, including, without limitation, the filing of any financing statements, in form reasonably acceptable to the Collateral Agent under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens granted hereby. Each Company also hereby authorizes the Collateral Agent to file any such financing statement without the signature of such Company to the extent permitted by applicable law. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. Each Company will pay or reimburse the Collateral Agent for all filing fees and related reasonable out-of-pocket expenses and will make or reimburse the Collateral Agent for making all searches reasonably deemed necessary by the Collateral Agent to establish and determine the priority of the security interests of the Collateral Agent created hereunder or to determine the presence or priority of other secured parties.

          4.3 Change of Chief Executive Office. No Company will move its chief executive office from that disclosed in Schedule III hereto (or move or establish any registered office in Kentucky) except to such new location as such Company may establish in accordance with the last sentence of this Section. The originals of all Receivables Records will continue to be kept at such chief executive office, at the offices designated under such Company's name on Schedule III as offices at which Receivables Records are located, or at such new locations as such Company may establish in accordance with the last sentence of this Section. All Receivables and Receivables Records of each Company will continue to be maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the chief executive office of such Company or a location identified as a location at which Receivables or Receivables Records are maintained, controlled and directed under such Company's name on Schedule III, or such new locations as such Company may establish in accordance with the last sentence of this Section. No Company shall establish a new location for its chief executive office or such activities (or move any such activities from any such locations) or move or establish any registered office in Kentucky until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

          4.4 Change of Location of Inventory and Equipment. Each Company agrees that (i) all Inventory and Equipment now held or subsequently acquired by it shall only be kept at (or shall be in transit to) the locations shown under such Company's name on Schedule III hereto (or, in the case of Inventory held by a bailee, those locations under such Company's name shown on Schedule IV hereto), or such new locations as such Company may establish in accordance with the last sentence of this Section. No Company may establish a new location for Inventory and Equipment unless (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect. Notwithstanding anything to the contrary contained in this Section 4.4, any Company may keep Inventory and Equipment at locations other than those set forth under such Company's name on Schedules III and IV hereto and locations other than with respect to which such Company has notified the Collateral Agent in advance (collectively, "Non-located Assets"); provided, however, that at no time shall the aggregate book value of all the Companies of all Non-located Assets (together with all other Non-located Assets (as defined in each of the other Transaction Security Documents)) and the book value of all Motor Vehicles constituting Equipment owned by any Company or Terex in which the Collateral Agent does not have a perfected, first priority Lien under the Transaction Security Documents exceed (a) $2,000,000 in any State of the United States, province of Canada or in any other country or (b) $10,000,000 in the aggregate for all such assets and at all locations.

          4.5 Change of Name; Identity or Corporate Structure. No Company shall change its name (or conduct any significant portion of its business under any tradenames (other than those identified with an asterisk under such Company's name on Schedule V hereto)), identity or corporate structure unless
(i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new name, identity or corporate structure or such new tradename and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, identity or corporate structure or such new tradename, it shall have taken all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

          4.6 Subsequently Acquired Pledged Securities, etc. If at any time or from time to time after the date hereof, any Company shall acquire any additional Pledged Securities (by purchase, stock dividend, in lieu of interest or otherwise) (other than Exempt Instruments), such Company will forthwith pledge and deposit such Pledged Securities with the Collateral Agent and deliver to the Collateral Agent certificates or instruments therefor, indorsed in blank by such Company or accompanied by undated stock powers duly executed in blank by such Company or such other documentation reasonably required by the Collateral Agent to perfect its first-priority Lien therein.

          4.7 Delivery of Instruments. If any Instrument (other than Instruments representing Receivables that have been delivered to a Permitted Working Capital Financier as security) in excess of $250,000 individually or (together with Subject Terex Instruments) $2,000,000 in the aggregate shall at any time comprise any portion of the Collateral and the Terex Collateral, combined, any Company with an interest therein shall within thirty days notify the Collateral Agent thereof, and promptly deliver such Instrument or Instruments to the Collateral Agent appropriately indorsed or assigned or to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent.

          4.8 Delivery of Chattel Paper. If Chattel Paper (other than Chattel Paper representing Receivables that has been delivered to, or is being held by any Company subject to the Lien of, a Permitted Working Capital Financier as security) representing Receivables in excess of $250,000 individually or (together with Subject Terex Chattel Paper) $2,000,000 in the aggregate shall at any time comprise any portion of the Collateral and the Terex Collateral, combined, any Company with an interest therein shall within thirty days notify the Collateral Agent thereof, and promptly deliver such Chattel Paper to the Collateral Agent.

          4.9 Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Company relating to the Collateral, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Company agrees to render to the Collateral Agent, at such Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. The Collateral Agent shall, if no Event of Default shall then exist, provide reasonable notice to the affected Company of any access and inspections permitted under this Section and shall use all reasonable efforts to ensure that the business of such Company will not be unreasonably disrupted thereby.

          4.10 Insurance. Each Company shall maintain or cause to be maintained with financially sound and reputable insurers acceptable to the Collateral Agent and licensed to do business in each state in which any of the Collateral covered by any policy is located, insurance with respect to the Collateral and its use, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, and the types, amounts and terms of which (other than products liability, which each Company may self-insure) shall, in any event, be reasonably acceptable to the Collateral Agent. Without limiting the generality of the foregoing, each Company (a) will keep the Collateral insured on an "all risk" basis, as appropriate for any particular Collateral against loss or damage by fire, standard extended coverage perils and such other hazards, occurrences and events customarily required by a prudent lender in the area where the Collateral is located in amounts not less than the replacement cost of the Collateral and (b) will maintain in the amount customarily obtained by the same or similar businesses, general public liability insurance against claims for bodily injury, death or property damage. No Company shall obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section to be furnished by such Company unless the Collateral Agent and the other Secured Parties are included as named insured, with loss payable as provided herein. All policies of insurance shall
(i) name the Collateral Agent, on behalf of itself and the other Secured Parties as additional insured (with respect to liability insurance policies) or loss payees with a lender's loss payable indorsement and a standard "New York" mortgagee provision with a no contribution clause (with respect to property insurance policies), in each case as their respective interests may appear,
(ii) include waivers by the insurer of all claims for insurance premiums against the Collateral Agent and the other Secured Parties, (iii) provide that any losses shall (subject to the terms of any Subordination Agreement) be payable to the Collateral Agent notwithstanding (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any Company, the Collateral Agent or any other Secured Parties, (B) any foreclosure or other proceedings or notice of sale relating to any Collateral insured thereunder, or (C) any change in the title to or ownership of any Collateral insured thereunder and (iv) provide that no cancellation, termination or lapse in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof. Each Company shall pay the premiums for all policies of insurance as the same become due and payable and shall deliver evidence thereof to the Collateral Agent. At the request of the Collateral Agent, each Company will (subject to the terms of any Subordination Agreement relating to casualty insurance on Working Capital Collateral) assign and deliver all policies of insurance to the Collateral Agent. In any event, a certificate of insurance for each of the policies of insurance shall be issued to the Collateral Agent, and copies of all original policies, together with the endorsements thereof required hereunder, shall be delivered to the Collateral Agent within ten days of the Collateral Agent's request therefor. Not later than fifteen days prior to the expiration date of each of the policies, each Company will deliver to the Collateral Agent a renewal policy or policies or certificates of insurance to the Collateral Agent. If at any time the Collateral Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Collateral Agent shall have the right upon seven days' prior written notice to the affected Company to take such action as the Collateral Agent deems necessary to protect its interest in the Collateral, including, without limitation, the payment of any premiums that are due and payable or the obtaining of such insurance coverage as the Collateral Agent in its reasonable discretion deems appropriate, and all reasonable out-of-pocket expenses incurred by the Collateral Agent in connection with such action or in obtaining such insurance and keeping it in effect, together with interest thereon at the rate of 10% per annum shall be paid by such Company to the Collateral Agent upon demand and such payment obligations shall be secured hereby. Anything contained in this Section to the contrary notwithstanding, any and all insurance which any Company is obligated to carry pursuant to this Section may be carried under a general coverage "floater" policy, master insurance policy, "blanket" policy or policies covering other properties or liabilities, provided that the coverage so provided in accordance with the requirements set forth herein shall not be diminished or hindered by reason of the inclusion of any such required insurance under a policy containing aggregate loss limits.

          If the Collateral shall be damaged or destroyed, in whole or in part, by fire or other casualty, the affected Company shall give prompt notice thereof to the Collateral Agent. No settlement on account of any material loss covered by insurance shall be made for less than insured value without the consent of the Collateral Agent. Except with respect to third party liability insurance, after the occurrence and during the continuance of an Event of Default, all sums payable to any Company by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Collateral Agent. Unless an Event of Default shall have occurred and be continuing and subject, in any event, to the terms of the Mortgages and the Indenture, (i) all insurance proceeds from any insurance policy held by any Company shall be paid to such Company and (ii) each Company may invest such proceeds in assets related to the business of such Company or its Subsidiaries or otherwise apply such proceeds in the ordinary course of its business. If any Company shall receive any insurance proceeds which are to be paid to the Collateral Agent pursuant to this Section, such Company shall hold such proceeds in trust for the Collateral Agent, shall segregate such proceeds from other funds of such Company, and shall immediately forward such proceeds in the form received to the Collateral Agent (appropriately indorsed by Company to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent). All such insurance proceeds may be retained by the Collateral Agent in the Collateral Account as Collateral hereunder and/or applied by the Collateral Agent toward payment of all or part of the Secured Obligations (whether matured or unmatured) in such order as is provided herein. If any portion of the insurance proceeds are made available to any Company, the Collateral Agent shall not be obligated to see to the application of any amount paid to such Company.

          4.11 Warehouse Receipts Non-negotiable. Each Company agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt or other Document is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof or other Document shall not be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

          4.12  Motor Vehicles.

               (a) Within the number of days permitted by the applicable jurisdiction for delivery or filing in order to perfect a security interest as of the time of its creation (but subject to the qualification contained in the last sentence of Section 4.4 hereof relating to Motor Vehicles and Non-located Assets), if after the date hereof any Company shall acquire any Motor Vehicle or any other item of property the title to which is governed by a certificate of title or ownership, such Company shall file in each office in each jurisdiction or deliver to each Person which the Collateral Agent shall deem necessary or advisable to perfect its first priority security interest in such Motor Vehicles or other property, all applications for certificates of title or ownership indicating the Collateral Agent's first priority lien on the Motor Vehicle or other property covered by such certificate, and any other necessary documentation and thereafter as soon as practicable, such Company shall deliver to the Collateral Agent originals of the certificates of title or ownership for such Motor Vehicles or other property with the Collateral Agent listed as lienholder, together with the manufacturer's statement of origin; provided, however, if the Motor Vehicle or other property acquired is subject to a Purchase Money Lien, the Collateral Agent shall be listed as a junior lienholder to the Person holding such Purchase Money Lien.

          No Motor Vehicle or other property shall be removed from the state which has issued a certificate of title therefor for a period equal to or in excess of four months except for the purpose of reregistering such Motor Vehicle or other property, in which case the Company having an interest in such Motor Vehicle or property shall take all steps necessary to continue the perfection and priority of the Collateral Agent's Lien on such Motor Vehicle or other property.

               (b) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

          4.13 Compliance with Laws. Each Company will comply in all material respects with all requirements of law applicable to the Collateral or any part thereof; provided, however, that any Company may contest any requirement of law in any reasonable manner which shall not, in the reasonable opinion of the Collateral Agent, materially and adversely affect the Collateral Agent's or the Secured Parties' rights in any of the Collateral or adversely affect the priority of the Liens created hereunder in any of the Collateral.

          4.14 Payment of Obligations. Each Company will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve, in the reasonable opinion of the Collateral Agent, any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein that could reasonably be expected to have any adverse effect on the Secured Parties and (iii) such charge is adequately reserved against on the affected Company's books in accordance with GAAP.

          4.15 No Impairment. Except as expressly permitted herein or in the Indenture, no Company will take or knowingly permit to be taken any action which could impair the Collateral Agent's or any Secured Party's rights in the Collateral.

          4.16 Negative Pledge. No Company shall create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than the Permitted Liens, and will defend the right, title and interest of the Collateral Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever other than holders of Permitted Liens on the Collateral entitled to priority therein under applicable law.

          4.17 Limitations on Dispositions of Collateral. No Company shall sell, transfer, lease or otherwise dispose of any of the Collateral or any right or interest therein, or attempt, offer or contract to do so except for dispositions of Collateral either permitted pursuant to or not prohibited by the provisions of Section 4.10 of the Indenture and, to the extent provided for in Section 4.10 of the Indenture the proceeds of which are applied as permitted or required by such section. In the event of a sale, transfer, lease or other disposition of any of the Collateral permitted by this Section, the Collateral Agent shall, subject to the terms of Section 10.3 of the Indenture, at the sole cost and expense of the Company disposing of the same, execute such documents as such Company shall reasonably request to evidence the release of the Lien created by this Security Agreement with respect to such Collateral and, to the extent such Collateral is in the possession of the Collateral Agent, deliver such Collateral to such Company or its designee.

          4.18 Maintenance of Equipment. Each Company will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, unless and to the extent that the Company owning such Equipment reasonably determines that such item of Equipment is obsolete, worn out or that repair is not economically feasible or economically desirable.

          4.19  Provisions Regarding Receivables.

               (a) Each Company shall perform in all material respects all of its obligations with respect to the Receivables.

               (b) Each Company shall use commercially reasonable efforts (including, without limitation, prompt and diligent exercise of each material right it may have under any Receivable (other than any right of termination)) to cause to be collected from each Account Debtor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of any Receivable, and apply all collected amounts to the outstanding balance of such Receivable immediately upon receipt thereof. Notwithstanding the foregoing, no Company shall be obligated to exercise any rights with respect to any Receivables to the extent that it determines in good faith that such exercise would not be commercially reasonable or, in the exercise of its best business judgment, prudent. The costs of collection, whether incurred by any Company or the Collateral Agent shall be borne by the affected Company and if incurred by the Collateral Agent shall be reimbursed, together with interest thereon at the rate of 10% per annum, to the Collateral Agent upon demand and such reimbursement obligation shall be secured hereby.

               (c) Upon the occurrence and during the continuance of an Event of Default, but subject to the terms of any Subordination Agreement, each Company shall establish such lock-box arrangements for the collection of Receivables as the Collateral Agent may require in its sole discretion.

               (d) Each Company (i) that has granted a Lien on any Working Capital Collateral to secure Indebtedness owed to a Permitted Working Capital Financer by Terex or any of its Subsidiaries organized in any jurisdiction the United States (including, if applicable, such Company) (collectively, "Domestic Subsidiaries") shall settle all Receivables owing by such Company to Terex or any other Domestic Subsidiary within ninety days from the date such Receivable arises unless there is a bona fide dispute as to the amount of any such Receivable, in which case such Receivable shall be settled promptly after the resolution of such dispute and (ii) shall apply any payments on any intercompany Indebtedness received from Terex or any of its other Subsidiaries first to the payment of intercompany Indebtedness constituting intercompany Receivables until such intercompany Receivables are paid in full.

          4.20  Intellectual Property.

               (a) No Company shall do any act or omit to do any act whereby any of the Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable if the same could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of such Company (a "Material Adverse Effect").

               (b) No Company shall, in each case to the extent that it could reasonably be expected to have a Material Adverse Effect, (i) cease the use of any of the Trademarks or (ii) fail to maintain as in the past the level of the quality of products and services offered under any of the Trademarks.

               (c) Each Company shall promptly notify the Collateral Agent if it knows that any item of the Intellectual Property Collateral that is material to the business of such Company may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) or any adverse determination or development in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry any foreign counterpart thereof or any court.

               (d) Each Company shall take all commercially reasonable steps, including in the United States Patent and Trademark Office, the United States Copyright Office, or any state or foreign counterpart thereof, to maintain and pursue any application and to maintain any registration of each Trademark, Patent, and Copyright owned by such Company including, but not limited to, the filing of applications for renewal, affidavits of use, affidavits of incontestability, the prosecution and defense of opposition, interference, and cancellation proceedings, and the payment of fees and taxes (except to the extent that such dedication, abandonment, or invalidation, or the failure to pursue and maintain the same could reasonably be expected to have a Material Adverse Effect).

               (e) Each Company shall promptly (but in no event more than ninety days after any such Company obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property Collateral (whether such application is filed by such Company or through any agent, employee, licensee or designee thereof) with the United States Patent and Trademark Office, the United States Copyright Office, or any State or foreign counterpart thereof and (ii) the registration of any Intellectual Property Collateral by any such office. Upon the request of the Collateral Agent, each Company shall promptly execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral.

               (f) Each Company shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record or perfect the Collateral Agent's interest in any part of the Intellectual Property Collateral.

          4.21 Notice. Each Company will advise the Collateral Agent promptly, in reasonable detail, in accordance with the provisions hereof (a) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or any material component thereof or an adverse effect on the Liens created hereunder.

          4.22 Performance by Collateral Agent of Company's Obligations; Reimbursement. If any Company fails to perform or comply with any of its agreements contained herein, the Collateral Agent may, without consent by such Company and upon such notice to such Company as the Collateral Agent reasonably deems appropriate under the circumstances, perform or comply or cause performance or compliance therewith and the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate equal to 10% per annum, shall be payable by such Company to the Collateral Agent on demand and such reimbursement obligation shall be secured hereby.

          5. Appointment of Sub-Agents. The Collateral Agent shall have the right, with the consent of any affected Company (which consent shall not be unreasonably withheld) if an Event of Default shall not then have occurred and be continuing, to appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, which may be held (if applicable and in the discretion of the Collateral Agent) in the name of the Collateral Agent, indorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent. All references to the Collateral Agent herein shall be deemed to include such sub-agents or nominees acting in their capacity as such.

          6. Voting, etc. Unless and until (i) an Event of Default shall have occurred and be continuing under Sections 6.1(1) or (2) of the Indenture or
(ii) an Event of Default shall have occurred and be continuing under any other provision of the Indenture and the obligations of Terex under the Indenture and the Notes shall have been accelerated pursuant to Section 6.2 of the Indenture (either, a "Voting Divestiture Event"), each Company shall be entitled to vote any and all of the Pledged Securities and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Security Agreement, the Purchase Agreement or the Indenture or any other instrument or agreement relating to the Secured Obligations, or which would have the effect of impairing the position or interests of the Collateral Agent or any other Secured Party hereunder or thereunder or which would authorize or effect actions prohibited under the terms of this Security Agreement, the Purchase Agreement, the Indenture or any instrument or agreement relating to the Secured Obligations. All such rights of each Company to vote and to give consents, waivers and ratifications shall cease in the event that a Voting Divestiture Event has occurred and is continuing. Each Company hereby grants to the Collateral Agent an irrevocable proxy to vote the Pledged Securities, which proxy shall be effective immediately upon the occurrence and during the continuance of a Voting Divestiture Event. After the occurrence and during the continuance of a Voting Divestiture Event and upon request of the Collateral Agent, each Company agrees to deliver to the Collateral Agent such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Securities as the Collateral Agent may reasonably request.

          7. Payments and Other Distributions. Unless an Event of Default shall have occurred and be continuing, all cash Distributions payable in respect of the Pledged Securities (other than Exempt Instruments) shall be paid to the aggregate Company, provided that all cash Distributions payable in respect of the Pledged Securities which are determined by the Collateral Agent, in its reasonable discretion, to represent in whole or in part a payment of principal thereon or an extraordinary, liquidating or other distribution in return of capital (or which, in the absence of any such determination by the Collateral Agent, shall constitute such a distribution), shall be paid to the Collateral Agent, deposited by it in the Collateral Account and retained by it as part of the Collateral. The Collateral Agent shall at all times be entitled to receive directly, and to retain as part of the Collateral:

               (a) all other or additional stock or securities or property (other than cash) paid or distributed by way of Distribution in respect of the Pledged Securities (other than Exempt Instruments);

               (b) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Securities (other than Exempt Instruments) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

               (c) all other or additional stock or other securities or property which may be paid in respect of the Pledged Securities (other than Exempt Instruments) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of such Pledged Securities.

All monies and other property which are payable to the Collateral Agent or which the Collateral Agent is entitled to receive pursuant to this Section 7 and which are received by any Company shall be held by such Company in trust for the Collateral Agent and the other Secured Parties, segregated from other monies and other property of such Company and shall forthwith upon receipt by such Company be turned over to the Collateral Agent in the same form received by such Company (appropriately indorsed or assigned by such Company to the order of the Collateral Agent or in such other manner as shall be reasonably satisfactory to the Collateral Agent).

          8.  Collateral Account.

          8.1 Collateral Account. There is hereby established with the Collateral Agent the Collateral Account. The Collateral Account shall be under the sole and exclusive dominion and control of the Collateral Agent and no Company shall have any rights with respect to the Collateral Account other than with respect to the receipt of Proceeds of Collateral deposited therein upon the termination of this Security Agreement and the full and final payment of all of the Secured Obligations. Without limiting the generality of the foregoing, no Company shall have any right of withdrawal or transfer from the Collateral Account.

          8.2 Deposit of Proceeds. There shall be deposited in the Collateral Account from time to time the cash proceeds (as defined in Section 9-306(1) of the UCC) of, and cash Distributions on, any of the Collateral (including insurance proceeds thereon) required to be delivered to the Collateral Agent pursuant hereto or under the Indenture. All amounts and investments and other items credited to the Collateral Account from time to time shall constitute Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall, upon five business days' prior written notice from Terex on behalf of each Company (which notice shall be accompanied by a certificate (in form and substance satisfactory to the Collateral Agent) executed by a senior officer of Terex as to the absence of any such Default or Event of Default) release funds then credited to the Collateral Account to the appropriate Company or Companies. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified herein.

          8.3 Investment of Balance in Collateral Account. If an Event of Default shall not then have occurred and be continuing, substantially all amounts credited to the Collateral Account shall be invested from time to time by the Collateral Agent upon the direction of Terex on behalf of each Company in Cash Equivalents reasonably satisfactory to the Collateral Agent and in which the Collateral Agent shall have a first priority perfected security interest, which accounts, investments, instruments and securities shall be held in the name and be under the control of the Collateral Agent. If an Event of Default shall have occurred and be continuing, all amounts credited to the Collateral Account shall be invested by the Collateral Agent in such accounts (interest-bearing or otherwise), investments, instruments and securities as the Collateral Agent shall elect in its sole discretion. The Collateral Agent shall have no responsibility or liability for any losses in connection with any investment in connection with the Collateral Account, including, without limitation, losses incurred in connection with the liquidation of any such investments.

          9.  Power of Attorney.

          9.1  Collateral Agent's Appointment as Attorney-in-Fact.

               (a) Each Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Company and in name of such Company or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, such Company hereby gives the Collateral Agent the power and right, on behalf of such Company, without assent by such Company and upon such notice to such Company as the Collateral Agent deems appropriate under the circumstances, to do the following:

               (i) at any time after the occurrence and during the continuance of an Event of Default, in the name of such Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral; in the name of such Company or otherwise to direct any party liable for any payment under any of the Collateral (other than, until amounts then payable to Permitted Working Capital Financers have been paid in full, Account Debtors with respect to Receivables in which any such Permitted Working Capital Financer has a Lien permitted under the Indenture) to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

               (ii) after the occurrence and during the continuance of an Event of Default, to prepare, sign and file any Uniform Commercial Code financing statements in the name of such Company as debtor;

               (iii) after the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Security Agreement, including, without limitation, actions to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

               (iv) after the occurrence and during the continuance of any Event of Default (a) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (c) to defend any suit, action or proceeding brought against such Company with respect to any Collateral; (d) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem necessary or commercially reasonable under the circumstances; and (e) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Collateral Agent and the other Secured Parties thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Company might do; and

               (v) after the occurrence and during the continuance of an Event of Default, at any time and from time to time, to execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          Each Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          Each Company hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and in the interest of the other Secured Parties, and each Company acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to any Company and each Company hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

               (b) No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Company for any act or failure to act hereunder unless the same shall result from the gross negligence or willful misconduct of such Person.

          10.  Remedies.

          10.1 Rights and Remedies Generally. (a) If an Event of Default shall occur and be continuing, then and in every such case, the Collateral Agent shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties. No enumeration of rights in this Section or elsewhere in this Security Agreement or in any related document or other agreement shall be deemed to in any way limit the rights of the Collateral Agent as described in this Section.

               (b) If an Event of Default occurs and is continuing, the Collateral Agent may, and within three Business Days after instructions from the Majority Holders and the delivery of such indemnities from such Holders against loss, liability or expense satisfactory to the Collateral Agent shall, commence the taking of such actions toward collection or enforcement of this Security Agreement and the Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Collateral, as the Collateral Agent deems in its discretion to be appropriate or as otherwise instructed by the Majority Holders.

          10.2 Proceeds. (a) If an Event of Default shall occur and be continuing, (i) all Proceeds and Distributions received by any Company consisting of cash, checks and other near-cash items shall be held by such Company in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Company in a separate deposit account containing only Proceeds and Distributions, and shall forthwith upon receipt by such Company, be turned over to the Collateral Agent in the same form received by such Company (appropriately indorsed or assigned by such Company to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent) and (ii) any and all such Proceeds and Distributions received by the Collateral Agent (whether from a Company or otherwise), or any part thereof, may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent in the Collateral Account as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Collateral Agent against the Secured Obligations (whether matured or unmatured), in the order provided for herein.

               (b) Except as otherwise provided in Section 10.3 of the Indenture, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Security Agreement (including, without limitation, sums credited to the Collateral Account), promptly by the Collateral Agent as follows:

               First, to the payment of all costs and expenses, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

               Second, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Secured Parties and their agents and counsel and all costs, liabilities and indebtedness made or incurred by the Secured Parties in connection therewith;

               Third, to the payment of the remaining outstanding Secured Obligations to the Trustee under the Indenture for application in accordance with the Indenture;

               Fourth, (i) if the Secured Obligations have not been paid and performed in full, the Collateral Agent shall deposit such surplus in the Collateral Account or (ii) if the Secured Obligations have been paid and performed in full, the Collateral Agent shall pay such surplus to Terex for distribution to the Companies entitled thereto, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          10.3 Direct Companies to Dispose of Collateral. If an Event of Default shall occur and be continuing:

               (a) the Collateral Agent may direct one or more of the Companies to sell, assign or otherwise liquidate or dispose of all or from time to time any portion of the Collateral, and each Company so directed shall do so. The Collateral Agent may direct any Company to direct that all Proceeds of such Collateral be paid directly to the Collateral Agent or may permit the Proceeds of such Collateral to be paid to such Company and all such Proceeds consisting of cash, checks, or near-cash items shall be held by such Company in trust for the Collateral Agent, segregated from other funds of such Company in a separate deposit account containing only Proceeds and shall forthwith upon receipt by such Company, be turned over to the Collateral Agent, in the same form received by such Company (appropriately indorsed or assigned by such Company to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent); and

               (b) any and all such Proceeds received by the Collateral Agent (whether from a Company or otherwise) may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent in the Collateral Account as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Collateral Agent against the Secured Obligations (whether matured or unmatured) in the order provided for herein.

          10.4 Collateral Account. If an Event of Default shall occur and be continuing, the Collateral Agent may liquidate any investments, instruments and securities credited to the Collateral Account (without any liability for any losses sustained in such liquidation) and apply the proceeds thereof and any other amounts credited to the Collateral Account to the Secured Obligations (whether matured or unmatured) in the order provided for herein.

          10.5  Possession of Collateral.

               (a) If an Event of Default shall occur and be continuing, and subject to mandatory provisions of applicable law, (i) the Collateral Agent may, personally or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any one or more Companies or any other Person who then has possession of any part thereof with or without notice or judicial process, and for that purpose may enter upon any Company's premises where any of the Collateral is located and remove the same and may use in connection with such removal any and all services, supplies, aids and other facilities of each Company and (ii) upon 15 days' notice to any Company, such Company shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Collateral Agent at any place or places designated by the Collateral Agent, whether at such Company's or the Collateral Agent's premises or elsewhere. Each Company shall, at its sole expense, store and keep any Collateral so assembled at such place or places pending further action by the Collateral Agent and while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition. Each Company's obligation so to assemble and deliver the Collateral is of the essence of this Security Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Company of said obligation.

               (b)  When Collateral is in the Collateral Agent's possession,
(i) each Company shall pay (or reimburse the Collateral Agent on demand for) all out-of-pocket expenses (including the cost of any insurance and payment of taxes or other charges) reasonably incurred in the custody, preservation, use or operation of the Collateral, and the obligation to reimburse all such expenses shall be secured hereby and (ii) the risk of accidental loss or damage to the Collateral shall be on the Companies to the extent of any deficiency in any effective insurance coverage.

          10.6 Disposition of the Collateral. If an Event of Default shall occur and be continuing, the Collateral Agent may sell, assign, lease, give an option or options to purchase or otherwise dispose of the Collateral (or contract to do any of the foregoing) under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, at public or private sale or sales, conducted by any officer, nominee or agent of, or auctioneer or attorney for the Collateral Agent at any location of any third party conducting or otherwise involved in such sale or any office of the Collateral Agent or any other Secured Party or elsewhere and in general in such manner, at such time or times and upon such terms and conditions and at such price as it may consider commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent may in its discretion restrict prospective bidders as to their number, nature of their business and investment intention. Any of the Collateral may be sold, leased, assigned or options or contracts entered to do so, or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding shall be made upon not less than 10 days' written notice to the affected Company (which such Company agrees to be commercially reasonable) specifying the time after which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale shall be made upon not less than 10 days' written notice to the affected Company (which such Company agrees to be commercially reasonable) specifying the time and place of such sale and, in the absence of applicable requirements of law to the contrary, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction for not less than ten days prior thereto in two newspapers in general circulation in New York City. To the extent permitted by applicable law, the Collateral Agent and/or any other Secured Party may bid for and become purchasers of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the affected Company (except to the extent of surplus money received) as provided below. In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any obligations of the affected Company to it and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment. Notwithstanding the foregoing, if the Collateral or any portion thereof is perishable or threatens to decline speedily in value or is of a type customarily sold in a recognized market, no notice of disposition shall be required.

          10.7  Voting of Pledged Securities etc.  If an Event of Default under
Section 6.1(1) or (2) of the Indenture shall occur and be continuing or if any other Event of Default shall occur and be continuing and the obligations of Terex under the Indenture and the Notes shall have been accelerated pursuant to
Section 6.2 of the Indenture with respect to such other Event of Default, (a) the Collateral Agent shall be entitled to exercise all voting, corporate and other rights pertaining to all or any portion of the Pledged Securities at any meeting of the shareholders of the issuer thereof or otherwise pursuant to the irrevocable proxy granted to it by each Company herein and (b) the Collateral Agent may register all or any portion of the Pledged Securities in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the issuer thereof or otherwise and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the issuer thereof, or upon the exercise by the affected Company or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of such Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          10.8  Registration Rights; Private Sales.

               (a) If the Collateral Agent shall determine to exercise its rights to sell any or all of the Pledged Securities pursuant to this Section 10, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each Company will use its best efforts to cause the issuer thereof to
(i) execute and deliver, and cause the directors and officers of the issuer thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Company agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

               (b) Each Company recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer thereof would agree to do so.

               (c) Each Company further agrees to use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 10.8 valid and binding and in compliance with any and all other applicable requirements of law. Each Company further agrees that a breach of any of the covenants contained in this Section 10.8 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10.8 shall be specifically enforceable against each Company, and each Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          10.9  Provisions Regarding Receivables.

               (a) Anything herein to the contrary notwithstanding (including without limitation the grant of any rights to the Collateral Agent), each Company shall remain liable under each of each Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any of the Secured Parties of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any of the Secured Parties be obligated in any manner to perform any of the obligations of any Company under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) At any time after an Event of Default shall have occurred and be continuing (but subject to the terms of any Subordination Agreement), the Collateral Agent may, and upon request of the Collateral Agent any Company shall, notify Account Debtors that the Receivables have been assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. The Collateral Agent may in its own name or in the name of others communicate with Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Receivables.

               (c) If required by the Collateral Agent at any time that an Event of Default shall have occurred and be continuing (but subject to the terms of any Subordination Agreement), any payments of Receivables, when collected by any Company, shall be forthwith (and, in any event, within two Business Days) delivered by such Company to the Collateral Agent in the exact form received, duly indorsed by such Company to the Collateral Agent if required, for deposit in the Collateral Account, and, until so turned over, shall be held by such Company in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Company. All such Proceeds, while held by the Collateral Agent (or by any Company in trust for the Collateral Agent and the Secured Parties), shall continue to be Collateral securing for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.

          10.10 Recourse. Each Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations.

          10.11 Expenses; Attorneys' Fees. Each Company shall reimburse the Collateral Agent for all its reasonable out-of-pocket expenses in connection with the exercise of its rights hereunder, including without limitation all reasonable attorneys' fees and legal expenses incurred by the Collateral Agent in connection therewith. Such out-of-pocket expenses including, without limitation, all reasonable attorneys' fees and legal expenses shall constitute Second Obligations secured by this Security Agreement.

          10.12 Preventing Impairment of the Collateral. Regardless of whether there shall have occurred any Event of Default, the Collateral Agent may institute and maintain or cause in the name of one or more Companies or of the Collateral Agent, or both, to be instituted or maintained, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary to prevent any impairment of the Collateral in contravention of the terms hereof of the Securities, of the Purchase Agreement or of the Indenture.

          10.13  Limitation on Duties Regarding Preservation of Collateral.

               (a) The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account, it being understood that neither the Collateral Agent nor any Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversations, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent or any Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

               (b) The Collateral Agent shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

               (c) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Company or otherwise and the rights of the Collateral Agent and the other Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent or any other Secured Party of any right or remedy against any Company or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee therefore or right of offset with respect thereto.

          10.14 Waiver of Claims. Except as otherwise provided in this Security Agreement, EACH COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ANY COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Company hereby further waives, to the extent permitted by law:

               (a) all damages occasioned by such taking of possession except any damages which are the sole and direct result of the Collateral Agent's gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction;

               (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's and the other Secured Parties' rights hereunder;

               (c) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration presentment, protest, advertisement or notice of any kind to or upon any Company or any other Person; and

               (d) all rights of redemption, appraisement, valuation, diligence, stay, extension or moratorium now or hereafter in force under any applicable law in order to hinder, prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof and each Company, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

               To the extent permitted by applicable law, any sale of, or the exercise of any options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the affected Company therein and thereto, and shall be a perpetual bar both at law and in equity against such Company and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, through and under such Company.

          10.15 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case each Company, the Collateral Agent and the other Secured Parties shall be returned to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

          10.16 Intellectual Property License. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this
Section 10 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Company hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Company), but subject to appropriate rights to quality control and inspection in favor of such Company, to use, license or sublicense any Trademark, Trademark License, Patent, Patent License, Copyright, Copyright License or Trade Secret Collateral, and any license with respect to any of the foregoing, now owned or hereafter acquired by such Company, and wherever the same may be located.

          11. Additional Collateral; etc. Without notice or consent of any Company and without impairment of the security interest and rights created by this Security Agreement, the Collateral Agent may accept from any person or persons additional collateral or other security for the Secured Obligations. The creation of the security interest created hereunder shall not prevent the Collateral Agent from resorting to such additional collateral or security without affecting the Collateral Agent's rights hereunder. The Collateral Agent's acceptance of any such additional collateral or security shall not prevent the Collateral Agent from resorting to the Collateral without affecting the Collateral Agent's rights in and to such additional collateral or security.

          12.  Compensation and Indemnification.

          12.1 Compensation. Each Company jointly and severally agrees to pay to the Collateral Agent from time to time reasonable compensation for its services. The Collateral Agent's compensation shall not be limited by any law on compensation of a collateral agent pursuant to a security agreement.

          12.2  Indemnity, etc.

               (a) Each Company jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent and each other Secured Party, and their respective officers, directors, employees, representatives, attorneys and agents (hereinafter in this Section 12 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of the Security Documents or the documents executed in connection therewith or in any other way connected with the administration of the transactions contemplated thereby or the enforcement of any of the terms of or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim; provided that no Indemnitee shall be indemnified pursuant to this section for expenses to the extent solely caused by the gross negligence or wilful misconduct of such Indemnitee as determined in a final, non-appealable judgment of a court of competent jurisdiction. Each Company agrees that upon written notice by any Indemnitee of any assertion that could give rise to an expense, such Company shall, if so requested by such Indemnitee, assume full responsibility for the defense thereof.

               (b) Without limiting the application of subsection (a) above, each Company jointly and severally agrees to pay, or reimburse the Collateral Agent for any and all reasonable out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral and the acceptance or administration or performance by the Collateral Agent of its duties under the Security Documents, including, without limitation, all fees and taxes in connection with the search of the records of, and the recording or filing of instruments and documents in, public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable out-of-pocket fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

               (c) Without limiting the application of subsections (a) or (b), above, each Company jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing solely out of any misrepresentation by any Company and reliance thereon in this Security Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Security Agreement.

               (d) If and to the extent that the obligations of any Company under this Section 12 are unenforceable for any reason, each Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          12.3 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Companies contained in this Security Agreement shall continue in full force and effect notwithstanding the full payment and performance of the Secured Obligations and notwithstanding the discharge thereof.

          13. Governing Law; Submission to Jurisdiction. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY COMPANY IN ANY OTHER JURISDICTION.

          14. Limitation of Liability. No claim may be made by any Company or any other Person against the Collateral Agent or any other Secured Party or the affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Security Documents, or any act, omission or event occurring in connection therewith except that the same may be determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from such Person's actions taken in bad faith; and each Company hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Each Company hereby agrees to indemnify the Collateral Agent, each Secured Party and their affiliates, directors, officers, employees, attorneys and agents for all of their costs and expenses (including the attributed costs of internal counsel) incurred in connection with defending any claim made by any Company or any other Person against any of them for any special, indirect, consequential or punitive damages if in a final, non-appealable judgment a court of competent jurisdiction does not award such special, indirect, consequential or punitive damages or, if such damages are awarded, the court does not determine that such person took actions in bad faith. In performing its duties under the Security Documents, the Collateral Agent shall be entitled to all of the powers, privileges and protections afforded to the Trustee under the Indenture, including, without limitation, the provisions contained in Article 7 thereof.

          15. Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), in the case of each party hereto, at its address specified opposite its signature below, or to such other address as may be designated by any party in a written notice to the other party hereto, provided that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All such notices, requests and demands shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; and when receipt is confirmed, if sent by facsimile.

          16. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of each Company, the Collateral Agent, the other Secured Parties, all future Holders of the Secured Obligations and their respective successors and assigns, except that no Company may assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent and each other Secured Party.

          17. Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture.

          18. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between any Company and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative, may be exercised singly or concurrently and as often and in such order as the Collateral Agent deems expedient and are not exclusive of any rights or remedies which the Collateral Agent would otherwise have whether by agreement or now or hereafter existing under applicable law.
No notice to or demand on any Company in any case shall entitle any Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

          19. Termination; Release. When the Secured Obligations have been finally paid and performed in full, this Security Agreement shall terminate, and the Collateral Agent, at the request and sole expense of the Companies, will execute and deliver to the Companies the proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Companies, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Collateral Agent and has not theretofore been disposed of, applied or released.

          20. Counterparts. This Security Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          21. Headings Descriptive. The headings in this Security Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Security Agreement.

          22. Marshalling. Neither the Collateral Agent nor any other Secured Party shall be under any obligation to marshall any assets in favor of any Company or any other Person or against or in payment of any or all of the Secured Obligations.

          23. Severability. If any term, provision, covenant or restriction of this Security Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          24. Survival. All indemnities set forth herein shall survive the execution and delivery of this Security Agreement and the making and repayment of the Secured Obligations.

          25. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          26. Authority of Collateral Agent. Each Company acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Companies, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, to the extent it has the right to do so and no Company shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          27. Waiver. To the extent permitted by applicable law, each Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Security Agreement and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against any Company or any other person or entity.

          28. Obligations Absolute. The liability and obligations of each Company hereunder shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, (b) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Indenture, the Securities, the Purchase Agreement, any Transaction Security Document, any Mortgage or any document, instrument or agreement relating to the Secured Obligations or any other instrument or agreement referred to therein (collectively, the "Subject Documents") or any assignment or transfer of any thereof; (c) any lack of validity or enforceability of any of the Subject Documents or any assignment or transfer of any thereof; (d) any furnishing of any additional security to the Secured Parties or their assignees or any acceptance thereof or any release of any security by the Secured Parties, or their assignees; (e) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;
(f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Company or Terex or any other Person, or any action taken with respect to this Security Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not any Company shall have notice or knowledge of any of the foregoing; (g) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guarantee or security, for all or any of the Secured Obligations; or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Company.

          29. Limitation on Secured Party Rights. Each Company and the Collateral Agent, on behalf of the Secured Parties, hereby confirm that it is the intention of all such parties that the granting of Liens by each Company pursuant to the terms hereof not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Collateral Agent, on behalf of the Secured Parties, irrevocably agrees that the obligations of each Company hereunder shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Company and to any collections from or payments made by or on behalf of any other Company in respect of the obligations of such other Company hereunder, result in the obligations of such Company hereunder not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.



          IN WITNESS WHEREOF, each Company and the Collateral Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                  COMPANIES:

CMH ACQUISITION CORP.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary




CLARKLIFT OF WESTERN MICHIGAN, INC.


By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary




CLARK MATERIAL HANDLING COMPANY



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary


CMH ACQUISITION INTERNATIONAL CORP.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary


KOEHRING CRANES, INC.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary

TEREX CRANES, INC.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary


LEGRIS INDUSTRIES, INC.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary




PPM CRANES, INC.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary



Address for Notices for each Company:

c/o:  Terex Corporation
500 Post Road East
Westport, Connecticut  06880
Telex:
Facsimile:  203-222-7976



COLLATERAL AGENT:   UNITED STATES TRUST COMPANY
                    OF NEW YORK, as Collateral Agent


By: /s/ John Guiliano
    Name:  John Guiliano
    Title:  Vice President



Address for Notices:

114 West 47th Street
New York, New York  10036
Attention: Corporate Trust Division and Agency
Telex:
Facsimile:  212-852-1625






                                   Schedules


Schedule I     Filing Offices
Schedule II    Pledged Securities
Schedule III   Chief Executive Offices and Inventory and
                 Equipment Locations
Schedule IV    Inventory in Possession of Bailee
Schedule V     Trade Names
Schedule VI    Intellectual Property Collateral
    Item A:    Copyrights
    Item B:    Copyright Licenses
    Item C:    Patents
    Item D:    Patent Licenses
    Item E:    Trademarks
    Item F:    Trademark Licenses
    Item G:    Trade Secret Collateral
    Item H:    Intellectual Property Collateral Matters
Schedule VII   Working Capital Collateral





                                   Exhibits

Exhibit A      Transaction Security Documents